UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2006

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 22, 2006, the Compensation Committee (the “Committee”) of The South Financial Group, Inc. (the “Company”) approved the criteria pursuant to which bonuses will be paid for fiscal 2006 to the Company’s executive officers, including the Chief Executive Officer and the next four most highly compensated executive officers, under the Company’s Management Performance Incentive Plan (the short-term bonus plan referred to herein as the “MPIP”) and the Company’s Long Term Incentive Plan (the “LTIP”).

The officers are eligible to receive bonuses if certain individual and Company performance criteria are achieved during fiscal 2006 for the MPIP and fiscal 2006 to 2008 for the LTIP. The primary Company performance criteria established by the Committee for the MPIP is earnings per share, and the primary Company performance criteria established by the Committee for the LTIP established by the Committee is growth in earnings per share. Other factors will be considered by the Committee in evaluating the Company’s overall performance, including, for example, the Company’s performance trends and the performance of the banking industry in general. The resulting Company performance evaluation will provide the sole basis for establishing the bonus for the Chief Executive Officer of the Company. Evaluation of the next four most highly compensated executives is based partly on the foregoing Company performance evaluation, and partly on individual and departmental goals.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The South Financial Group, Inc.

February 28, 2006	By:	/s/ William P. Crawford, Jr.
William P. Crawford, Jr.
Executive Vice President and General Counsel

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